IMMERSION CORPORATION

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
This Amendment No. 1 (the “Amendment”) to the Employment Agreement by and between Immersion Corporation (the “Company”) and Ramzi Haidamus (the “Executive”) is effective as of February 27, 2020 (the “Effective Date”).
1. Clause iii of Section 8(a) of the Agreement is amended in its entirety to read as follows:
iii. your unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, your improper use or disclosure of the Company’s confidential or proprietary information, but excluding immaterial or inadvertent acts by Executive taken in good faith that a professional in Executive’s position with substantially the same skill and experience as Executive reasonably could have taken in good faith, and promptly cured after discovery or notice);
2. Clause iv of Section 8(a) of the Agreement is amended in its entirety to read as follows:
iv. any intentional act by you that has a material detrimental effect on the Company’s reputation or business (but excluding any act that is taken by the Executive during the execution of the Executive’s duties or responsibilities, which act the Executive believed in good faith was in the interests of the Company and/or its stockholders and which a reasonable professional in Executive’s position with substantially the same skill and experience as Executive reasonably could have taken and believed in good faith was in the interests of the Company and/or its stockholders);
3. Clause v of Section 8(a) of the Agreement is amended in its entirety to read as follows:
v. your willful disregard of any reasonable instructions from the Board after written notice from the Board of such disregard (but excluding any failure or inability due to your death or disability);

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Except as expressly modified by this Amendment, the Agreement will remain in full force and effect in accordance with its terms. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of law provisions).

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The Company and the Executive have executed this Amendment, in the case of the Company by its duly authorized officer, as of the Effective Date.
IMMERSION CORPORATION            EXECUTIVE

/s/ Aaron Akerman                /s/ Ramzi Haidamus
Aaron Akerman                Ramzi Haidamus
Chief Financial Officer

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